Exhibit 99.1

Press Release

For More Information, Call:

GAYLA J. DELLY

CHIEF FINANCIAL OFFICER	MARCH 15, 2006
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS, INC.

DECLARES 3-FOR-2 STOCK SPLIT

ANGLETON, TX, MARCH 15, 2006 - Benchmark Electronics, Inc. (NYSE:BHE) announced today that its Board of Directors has declared a 3-for-2 stock split in the form of a stock dividend. Shareholders of record at the close of business March 27, 2006 will receive one additional share for every two shares owned. The additional shares will be distributed on or about April 3, 2006. On March 14, 2006, the Company had 42,585,479 shares of common stock outstanding. After the stock split, the Company will have approximately 63,878,218 shares of common stock outstanding.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in eight countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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